                                                                   EXHIBIT 10.19

                                                                  EXECUTION COPY





                          WESTERN NATIONAL CORPORATION


                               JOB SECURITY PLAN


                         (CASH PAYMENT AND CONTINUATION
                              OF WELFARE BENEFITS)





                                 EFFECTIVE DATE
                                 JULY 26, 1994

                                     INDEX


1.  PURPOSE OF THE PLAN   . . . . . . . . . . . . . . . . . . . . . . .   1

2.  ELIGIBILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.  DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    (a) "Adjusted Service Date"   . . . . . . . . . . . . . . . . . . .   1
    (b) "Annual Salary"   . . . . . . . . . . . . . . . . . . . . . . .   1
    (c) "Cause"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    (d) "Change of Control"   . . . . . . . . . . . . . . . . . . . . .   2
    (e) "Change of Control Date"  . . . . . . . . . . . . . . . . . . .   3
    (f) "Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    (g) "Employer"  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    (h) "ERISA"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    (i) "Involuntary Termination of Employment"   . . . . . . . . . . .   4
    (j) "Severance Payment"   . . . . . . . . . . . . . . . . . . . . .   4
    (k) "Year of Service"   . . . . . . . . . . . . . . . . . . . . . .   4

4.  PAYMENT CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . .   5

5.  SEVERANCE PAYMENT   . . . . . . . . . . . . . . . . . . . . . . . .   5

6.  CONTINUATION OF WELFARE BENEFITS  . . . . . . . . . . . . . . . . .   6

7.  PAYMENT TERMS   . . . . . . . . . . . . . . . . . . . . . . . . . .   6

8.  NO PAYMENT OFFSETS  . . . . . . . . . . . . . . . . . . . . . . . .   6

9.  AMENDMENT, TERMINATION AND BINDING EFFECT   . . . . . . . . . . . .   6

10. PLAN ADMINISTRATION   . . . . . . . . . . . . . . . . . . . . . . .   7

11. EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . .   8

12. ADOPTION BY EMPLOYERS   . . . . . . . . . . . . . . . . . . . . . .   8

13. GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . .   9

14. MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . .   9

15. EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                          WESTERN NATIONAL CORPORATION

                               JOB SECURITY PLAN


                            1.  PURPOSE OF THE PLAN:

    THIS JOB SECURITY PLAN has been established by Western National Corporation ("WNC") and its subsidiaries to provide for severance payments to eligible employees whose employment with WNC or its subsidiaries terminates due to certain conditions created by a change of control of WNC or its subsidiaries.

                                2.  ELIGIBILITY:

    A full-time salaried or hourly-paid employee who meets all of the following requirements is eligible to receive benefits under this Plan if the employee:

    Is employed by WNC or one of its wholly-owned subsidiaries that has adopted the plan on or before the Change of Control Date;

    Is employed on the Change of Control Date (including an employee who is on an unpaid leave of absence or on disability status);

    Has a normal work week of 30 or more hours; and

    Has an Involuntary Termination of Employment within 24 months after the Change of Control Date.

    Notwithstanding the foregoing, temporary employees shall not be eligible to receive benefits under this Plan.

                                3.  DEFINITIONS:

    (a) "ADJUSTED SERVICE DATE" shall mean the initial or adjusted date of employment used in computing an employee's Years of Service, PROVIDED that in all instances employment shall be deemed to have commenced on the earliest of
(i) employee's employment by Western National Life Insurance Company or WNC,
(ii) employee's employment by Conseco, Inc. ("Conseco") or any employer at any time affiliated with Conseco or (iii) employee's employment by any employer that is or was subsequently acquired by Conseco. This date is determined based upon the practices and procedures of the Employer on the Change of Control Date.

    (b) "ANNUAL SALARY" consists of current base salary, including the annualized amount of any current employee (but not employer) contributions to any Code Section 401(k) plan and any current salary reduction pursuant to an agreement under a Code Section 125 plan. Annual salary shall be the higher of such amount computed (i) on the date of the Involuntary Termination of Employment and (ii) on the Change of Control Date. Annual Salary does not include items such as overtime, expense reimbursements, commissions, overrides or payments made by the Employer for benefit plan coverage. A "WEEK'S SALARY" shall mean Annual Salary divided by fifty-two
(52).  A "MONTH'S SALARY" shall mean Annual Salary divided by twelve (12).

    (c) "CAUSE" shall mean (1) an act or acts of dishonesty taken by the employee and intended to result in personal enrichment of the employee or a third party at the expense of the Employer or (2) violations of the Employer's policies and procedures by the employee that are significant, and either grossly negligent or willful and deliberate on the employee's part, or that, in any case, result in substantial injury, financial or otherwise, to the Employer or physical harm or threat of physical harm to any other person. A SIGNIFICANT violation of Employer policies and procedures, as referred to above, is defined as a meaningful deviation from standards included in the job description for the employee's position, or any other generally recognized and accepted Employer procedures, manuals or other documentation. Examples of significant violations of Employer policies and procedures include but are not limited to the following: (1) repeated failure to meet minimum job performance standards;
(2) failure to appear for work in a timely manner without justifiable reasons;
(3) deliberate misuse of Employer property; (4) substance abuse on Employer premises or while on Employer business; and (5) gross or chronic insubordination.

    (d) "CHANGE OF CONTROL" shall mean the occurrence of any one or more of the following events:

        (1) WNC shall (i) merge or consolidate with or into another corporation or entity or enter into a share exchange between shareholders of WNC and another corporation or entity and following such merger, consolidation or share exchange less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation or entity shall then be owned in the aggregate by the former shareholders of WNC, other than (x) affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of WNC or (y) any party to such merger, consolidation or share exchange, and any affiliate of any such party or (ii) sell, lease, exchange or otherwise dispose of all or substantially all of WNC's property and assets in one transaction or a series of related transactions to one or more other corporations or entities that are not subsidiaries of WNC;

        (2)  the shareholders of WNC adopt a plan of liquidation;

        (3) any corporation, person or group (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) (other than WNC, any of WNC's subsidiaries, any employee benefit plan of WNC and/or one or more of its subsidiaries or any person or entity organized, appointed or established pursuant to the terms of any such employee benefit plan) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of WNC representing forty-one percent (41%) or more of the total number of votes eligible to be cast at any election of directors of WNC; or

        (4) as a result of, or in connection with, any tender offer or exchange offer, share exchange, merger, consolidation or other business combination, sale, lease, exchange or other disposition of all or substantially all of WNC's assets, a contested election, or any combination of the foregoing transactions, the persons who were directors of WNC on July 1, 1994 (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of WNC or any successor to WNC, provided that any person becoming a director subsequent to July 1, 1994 whose election, or nomination for election by WNC's shareholders was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of a proxy statement of WNC in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board.

    Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred with respect to any employee who, after giving effect to a reorganization, recapitalization, spin-off, or other transaction, however structured, is employed by a corporation (or other entity) (the "Continuing Corporation"), (x) at least 70% of the outstanding voting securities of the ultimate parent entity of which (or of the Continuing Corporation, if there is no such ultimate parent entity) are beneficially owned in the aggregate, directly or indirectly through one or more intermediaries, by the former shareholders of WNC, other than affiliates (within the meaning of the Exchange
Act) of WNC, and (y) at least a majority of the directors of the ultimate parent entity of which (or of the Continuing Corporation, if there is no such ultimate parent entity) are members of the Incumbent Board (determined as provided in Subparagraph (4), above); provided, however, that this exception shall apply only if the ultimate parent entity of the Continuing Corporation (if there is such ultimate parent entity) and the Continuing Corporation shall have adopted the Plan or a plan substantially similar to the Plan (the "Substitute Plan") as an employer on or prior to the effective date of such reorganization, recapitalization, spin-off, or other transaction, however structured, with such ultimate parent entity (or the Continuing Corporation, if there is no such ultimate parent entity) to be substituted for WNC for purposes of determining the occurrence of a Change of Control under the Plan with respect to employees of the Continuing Corporation or for all purposes under the Substitute Plan. Moreover, for purposes of this Plan, upon the creation of the Continuing Corporation, no subsequent Change of Control of WNC shall be deemed to be a Change of Control of the Continuing Corporation unless its ultimate parent entity shall be WNC.

    The "ULTIMATE PARENT ENTITY" of any corporation or other entity is that entity (i) which either alone or through one or more majority- owned subsidiaries, beneficially owns (within the meaning of the Exchange Act) 50% or more of the outstanding voting securities of such corporation or other entity (based upon voting power in an election of directors), and (ii) as to which there is no corporation or other entity which beneficially owns (within the meaning of the Exchange Act) 50% or more of its outstanding voting securities (based upon voting power in an election of directors).

        (e) "CHANGE OF CONTROL DATE" shall mean, with respect to a Change of Control, the date of, but immediately prior to the time of, consummation of a merger, consolidation, share exchange or sale, lease, exchange or disposition of property and assets referred to in Subparagraph 3(d)(1), the date of any shareholder adoption of a plan of liquidation referred to in Subparagraph 3(d)(2), the date on which the event described in Subparagraph 3(d)(3) occurs, or the date of the change in constituency of the Board of Directors of WNC, as described in Subparagraph 3(d)(4), as the case may be.

        (f)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (g) "EMPLOYER" shall mean WNC and any other corporations that are wholly-owned subsidiaries of WNC and that adopt this Plan pursuant to Paragraph 12.

        (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (i) "INVOLUNTARY TERMINATION OF EMPLOYMENT" shall mean any termination of employment unless such termination is due to:

             (1) death;

             (2) voluntary resignation; or

             (3) Cause.

    Notwithstanding the foregoing, an "Involuntary Termination of Employment" shall include any termination of employment (including, without limitation, a voluntary resignation) subsequent to the Change of Control Date attributable to any one or more of the following factors:

             (1) reduction in Annual Salary or reassignment to a lower salary grade;

             (2) a fundamental reduction in the nature and scope of one's job responsibility or authority;

             (3) relocation of regular assigned workplace by more than 25 additional miles from residence; or

             (4) reduction in eligibility to participate in employee benefit plans.

        (j) "SEVERANCE PAYMENT" shall mean the severance payment made pursuant to Paragraph 5 of this Plan to each eligible employee who satisfies the payment conditions set forth in Paragraph 4 of this Plan.

        (k) "YEAR OF SERVICE" shall mean any full year of employment by an employer described under "Adjusted Service Date", or portion thereof consisting of at least six months, from an employee's Adjusted Service Date to the date of the employee's Involuntary Termination of Employment.

                            4.  PAYMENT CONDITIONS:

    Eligible employees who are employed by an Employer on a Change of Control Date and who, at any time within twenty-four (24) months immediately following such Change of Control Date, suffer an Involuntary Termination of Employment shall receive the Severance Payment described in Paragraph 5 hereof and the benefits described in Paragraph 6 hereof; provided, however, that in no event shall an employee be entitled to more than one Severance Payment under this Plan.

                             5.  SEVERANCE PAYMENT:

    The Employer shall make a Severance Payment to each eligible employee who satisfies the conditions of Paragraph 4 in an amount equal to the greater of the following:

    (a) four Month's Salary;

    (b) three Week's Salary for each of such employee's Years of Service (up to a maximum of 104 Week's Salary); or

    (c) one Month's Salary for each $10,000 of such employee's Annual Salary (or portion thereof) up to a maximum of 24 Month's Salary.

Payments under this Plan are subject to required tax withholding (federal income tax, FICA, and where applicable, state and local taxes). An employee's Severance Benefit shall be increased by a cash payment equal to the value of employee's accrued but unused vacation for the current year. An employee's Severance Payment under this Plan will be reduced by any payments made to such employee under any other severance plan maintained by the Employer.

    Notwithstanding anything in this Paragraph 5 to the contrary, if the employee is a "disqualified individual" (as defined in Section 280G(c) of the Code), and the Severance Payment provided for in this Paragraph, together with any other payments which the employee has the right to receive from the Employer (or its affiliates), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), Employer shall pay to employee an additional amount equal to (x) divided by (y), where (x) is the aggregate dollar amount of excise taxes employee becomes obligated to pay with respect to such "parachute payment" pursuant to Section 4999 of the Code or any successor Code section providing for analogous treatment, and (y) is 1 - (.2 + the maximum federal income tax rate for single individuals applicable for the year in which employee receives such payment); it being the intent hereof that if employee incurs any such excise tax, the payments to employee shall be grossed up in full for such excise tax, so that the amounts he retains after paying all federal income taxes due with respect to such "parachute payment" is the same as what he would have retained if Section 4999 of the Code had not been applicable. The determinations to give effect to this paragraph shall be made by the Employer in good faith, and such determination shall be conclusive and binding on the employee.

                     6.  CONTINUATION OF WELFARE BENEFITS:

    In addition to the Severance Payment, an employee who satisfies the conditions set forth in Paragraph 4 shall also receive an extension of coverage equal to the number of weeks/months (rounded up to the nearest month) used to calculate the Severance Payment. This extension shall apply to the Employer's medical, dental, life, family accident and long-term disability plans, which coverages shall be the same as or reasonably comparable to those in which the employee was enrolled immediately prior to the Change of Control Date.
However, the extension period will immediately end upon an employee's obtainment of new employment and eligibility for similar benefits coverage and the employee shall promptly report such eligibility to the Employer. The cost of this coverage will be the same as it would have been if employment had continued throughout the extension period. The first two months' cost will be deducted from the Severance Payment. Starting with the third month of the extension period, the cost will be billed monthly to the employee. Benefits coverage may be terminated by the employee effective on the first of any month. Long-term disability benefits will not commence during the extension period. Nothing herein shall be deemed or interpreted to affect adversely in any way the rights of such eligible employees to health care continuation coverage as required pursuant to Part 6 of Title I of ERISA.

                               7.  PAYMENT TERMS:

    Severance Payments shall be made in a single lump sum within two weeks (14 days) after the date of the employee's Involuntary Termination of Employment.

                            8.  NO PAYMENT OFFSETS:

    Except to the extent expressly provided for herein, the Employer's obligation to make Severance Payments and otherwise to perform its obligations under this Plan shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Employer may have against eligible employees or others; PROVIDED, HOWEVER, that any payment under Section 5 hereof shall be reduced by the amount of salary based severance compensation triggered by a Change of Control under the terms of any other agreement between employee and Employer (or any affiliate). In no event shall any eligible employee be obligated to seek other employment by way of mitigation of the amounts payable under this Plan, and benefits amounts payable hereunder shall not be reduced (except to the limited extent contemplated by Paragraph 6) by any remuneration from other employment any such employee may secure.

                 9.  AMENDMENT, TERMINATION AND BINDING EFFECT:

    This Plan may be amended from time to time, or terminated and discontinued at any time, in each case at the discretion of the Board of Directors of WNC. Notwithstanding the foregoing, (a) this Plan may not be amended to reduce benefits or rights to benefits or terminated by the Employer within twelve (12) months from the effective date of this Plan; PROVIDED, HOWEVER, that if a Change of Control occurs within such twelve-month period, then this Plan may not be amended or terminated within twenty-four (24) months following the Change of Control Date and (b) no amendment shall be made, nor shall this Plan be terminated in a manner, which would reduce the benefits or rights to benefits of any employee who satisfies the conditions of Paragraph 4 prior to the later of the adoption or the effective date of such amendment or termination.

    All the terms of this Plan, whether so expressed or not, shall be binding upon the respective successors and assigns of the Employer and shall inure to the benefit of and be enforceable by the Employer's eligible employees, and their respective heirs, personal representatives, successors and assigns.

    Notwithstanding anything herein to the contrary, an employee may waive any and all rights under this Plan in writing.

                           10.  PLAN ADMINISTRATION:

    (a) PLAN ADMINISTRATOR. The Plan Administrator shall be the Executive Committee of the Board of Directors of WNC ("Executive Committee"), which shall have full power and authority to administer this Plan, to interpret its provisions, and to render decisions on any claims made pursuant to the terms of this Plan.

    (b) PROCESSING OF CLAIMS.

        (1) No claim form shall be used in applying for benefits under this Plan. The applicable Employer shall be required to notify each eligible employee of benefits payable under this Plan.

        (2) Subparagraph 10(b)(1) above notwithstanding, any employee who believes that he or she is being denied any benefit provided under this Plan shall have the right to file a written claim with the Plan Administrator. All such claims shall be submitted on a form provided by the Plan Administrator which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Plan Administrator. Upon receipt of such a claim and in the event the claim is denied, the Plan Administrator shall, within a reasonable period of time, provide such claimant a written statement which shall be delivered or mailed to the claimant by certified or registered mail to such claimant's last known address, and that statement shall contain the following:

             (i) the specific reason or reasons for the denial of benefits;

             (ii) a specific reference to the pertinent provisions of this Plan upon which the denial is based;

             (iii) a description of any additional material or information which is necessary to perfect the claim and an explanation of why such material or information is necessary; and

             (iv)    an explanation of the review procedure provided below.

        (3) Within 60 days after receipt of a notice of a denial of benefits as provided in Subparagraph 10(b)(2) above, the claimant or such claimant's authorized representative may request, in writing, to appear before the Plan Administrator for a review of the claim. In conducting its review, the Plan Administrator shall consider any written statement or other evidence presented by the claimant or authorized representative in support of the claim. The Plan Administrator shall give the claimant and the authorized representative reasonable access to all pertinent documents necessary for the preparation of the claim.

        (4) Within 60 days after receipt by the Plan Administrator of a written request for review of the claim, or in the event of special circumstances which require an extension of time for processing such application for review, but not later than 120 days after receipt of such application, the Plan Administrator shall provide written notification of its decision to the claimant by personal delivery or by certified or registered mail to such claimant's last known address. The decision of the Plan Administrator shall be in writing and shall include the specific reasons for the decision and shall be presented in a manner calculated to be understood by the claimant and shall contain references to all relevant Plan provision on which the decision was based. The decision of the Plan Administrator shall be final and conclusive, except as otherwise provided by law.

                          11.  EMPLOYER CONTRIBUTIONS:

    Severance Payments made under this Plan shall be made from the general funds of the Employer at the time and in such amounts as determined under Paragraphs 5 and 7.

                          12.  ADOPTION BY EMPLOYERS:

    Any Employer may, with the approval of the Board of Directors or Executive Committee thereof, adopt this Plan pursuant to appropriate written resolutions of its board of directors and by executing and delivering to WNC an adoptive instrument in which the Employer agrees to be bound by all the terms of this Plan with respect to its eligible employees. The adoption agreement shall become, as to such adopting Employer and its employees, a part of this Plan as then amended or thereafter amended. It shall not be necessary for the adopting Employer to sign or execute the original or an amended Plan document. The effective date of this Plan for any such Employer shall be that stated in the adoption agreement, and from and after such effective date such Employer shall assume all the rights, obligations, and liabilities under this Plan. The administrative powers and control of the Executive Committee as provided in this Plan, and the sole right to amend this Plan by the Board of Directors of WNC, shall not be diminished by reason of the participation of any such Employer in this Plan. Nevertheless, any Employer may, with the consent of the Executive Committee, incorporate in its adoption agreement specific provisions relating to the operation of this Plan, and such provisions shall become a part of this Plan as to such Employer only.

                              13.  GOVERNING LAW:

    This Plan shall be governed by and construed in accordance with the laws of the State of Texas except to the extent preempted by federal law.

                              14.  MISCELLANEOUS:

    If an employee shall obtain any money judgment or otherwise prevail with respect to any litigation brought by the employee or the Employer to enforce or interpret any provision contained herein, the Employer, to the fullest extent permitted by applicable law, hereby indemnifies the employee for his reasonable attorneys' fees and disbursements incurred in such litigation and hereby agrees
(a) to pay in full all such fees and disbursements and (b) to pay prejudgment interest on any money judgment obtained by the employee from the earliest date that payment to him should have been made under this Plan until such judgment shall have been paid in full, which interest shall be calculated at the prime or base rate of interest announced by Texas Commerce Bank Houston, Texas (or any successor thereto) and shall change when and as any such change in such prime or base rate shall be announced by Texas Commerce Bank. It is intended by the foregoing that attorneys' fees and disbursements incurred in litigation will not be recoverable in the case of an employee who is adjudicated to either have been terminated for Cause or otherwise not be entitled to benefits under this Plan.

                              15.  EFFECTIVE DATE

    This Plan shall be effective as of July 26, 1994.

ATTEST:                      WESTERN NATIONAL CORPORATION


By:  /s/ Dwight L. Cramer        By: /s/ Michael J. Poulos
   -------------------------        -----------------------------------------
         Dwight L. Cramer                Michael J. Poulos
         Corporate Secretary             Chairman of the Board, President and
                                         Chief Executive Officer
Date:    August 1, 1994          Date:   August 1, 1994

                                                                  EXECUTION COPY





                          WESTERN NATIONAL CORPORATION


                                AMENDMENT NO. 1

                               JOB SECURITY PLAN


              (CASH PAYMENT AND CONTINUATION OF WELFARE BENEFITS)








                                 EFFECTIVE DATE
                                 AUGUST 1, 1995

                          WESTERN NATIONAL CORPORATION

                               JOB SECURITY PLAN

                                AMENDMENT NO. 1


    This Amendment No. 1 (the "Amendment") to the Job Security Plan (the "Plan") of Western National Corporation (the "Corporation"), effective as of August 1, 1995, was duly adopted by the Board of Directors of the Corporation at a meeting held on July 25, 1995.

1.  CHANGE OF CONTROL.   The definition of "Change of Control" set forth in
    Section 3(d) of the Plan shall be and hereby is amended by the addition of the following paragraph after the third paragraph of such Section 3(d):

        Further notwithstanding, no "Change of Control" shall be deemed to have occurred as a result of (i) an increase in the percentage ownership of American General Corporation or any subsidiary ("American General") thereof in voting securities of the Corporation which results from (i) any purchase by American General of shares of Common Stock of the Corporation in compliance with the terms and provisions of that certain Shareholder's Agreement, dated December 2, 1994, between the Corporation and American General, provided that after such transaction American General does not own more than 79 percent of the voting securities of the Corporation, or (ii) an increase in the percentage ownership of American General of the voting securities of the Corporation which results from any open-market or privately negotiated repurchases of voting securities of the Corporation by the Corporation other than in a "Rule 13e-3 transaction", as such term is defined in SEC Rule 13e-3 under the Exchange Act.

2.  PLAN EXTENDED.   Section 9 of the Plan shall be and hereby is amended so
    that clause (a) of the second sentence of such section shall provide, in part that "this Plan may not be amended to reduce benefits or rights to benefits or terminated by the Employer within twelve (12) months from the effective date of this Amendment".

3.  MISCELLANEOUS.

    a. All capitalized terms used but no defined herein shall have the meaning ascribed to them in the Plan.

    b. Except as amended hereby, the Plan shall remain in full force and effect.

    Executed as of this 25th day of July, 1995.


                         Western National Corporation

                         By:  /s/ Michael J. Poulos
                            --------------------------------------------
                                  Michael J. Poulos
                                  Chairman of the Board, President and
                                  Chief Executive Officer

ATTEST:

By:  /s/ Dwight L. Cramer
   --------------------------
     Dwight L. Cramer
      Corporate Secretary

                          WESTERN NATIONAL CORPORATION


                                AMENDMENT NO. 2

                               JOB SECURITY PLAN


              (CASH PAYMENT AND CONTINUATION OF WELFARE BENEFITS)





                                 EFFECTIVE DATE
                                 AUGUST 1, 1996

                          WESTERN NATIONAL CORPORATION

                               JOB SECURITY PLAN

                                AMENDMENT NO. 2


    This Amendment No. 2 (the "Amendment") to the Job Security Plan (the "Plan") of Western National Corporation (the "Corporation"), effective as of August 1, 1996, was duly adopted by the Board of Directors of the Corporation at a meeting held on July 23, 1996.

1.  PLAN EXTENDED.   Section 9 of the Plan shall be and hereby is amended so
    that clause (a) of the second sentence of such section shall provide, in part that "this Plan may not be amended to reduce benefits or rights to benefits or terminated by the Employer within twelve (12) months from the effective date of this Amendment".

2.  MISCELLANEOUS.

    a. All capitalized terms used but no defined herein shall have the meaning ascribed to them in the Plan.

    b. Except as amended hereby, the Plan shall remain in full force and effect.


    Executed as of this 23rd day of July, 1996.


                         Western National Corporation


                         By:  /s/ Michael J. Poulos
                            ------------------------------------------
                                  Michael J. Poulos
                                   Chairman of the Board, President and
                                   Chief Executive Officer

ATTEST:


By:  /s/ Dwight  L. Cramer
   -------------------------------
         Dwight L. Cramer
         Corporate Secretary

                          WESTERN NATIONAL CORPORATION



                                AMENDMENT NO. 3

                               JOB SECURITY PLAN



              (CASH PAYMENT AND CONTINUATION OF WELFARE BENEFITS)





                                 EFFECTIVE DATE
                                 MARCH 1, 1997

                          WESTERN NATIONAL CORPORATION

                               JOB SECURITY PLAN

                                AMENDMENT NO. 3



    This Amendment No. 3 (the "Amendment") to the Job Security Plan (the "Plan") of Western National Corporation (the "Corporation"), effective as of March 1, 1997, was duly adopted by the Board of Directors of the Corporation at a meeting held on February 11, 1997.

1.  PLAN EXTENDED.   Section 9 of the Plan shall be and hereby is
    amended so that clause (a) of the second sentence of such section shall provide, in part that "this Plan may not be amended to reduce benefits or rights to benefits or terminated by the Employer within twelve (12) months from the effective date of this Amendment."

2.  MISCELLANEOUS.

    a. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.
    b. Except as amended hereby, the Plan shall remain in full force and effect.


Executed as of this 11th day of February, 1997.



                         Western National Corporation


                         By:  /s/ Michael J. Poulos
                            ------------------------------------------
                                  Michael J. Poulos
                                  Chairman of the Board, President and
                                  Chief Executive Officer

ATTEST:


By:  /s/   Dwight L. Cramer
   ------------------------------
           Dwight L. Cramer
           Corporate Secretary